EXHIBIT 10.3

AMENDED AND RESTATED PROMISSORY NOTE

Up to $24,500,000 June 30, 2010 New York, New York

     FOR VALUE RECEIVED, Raser Technologies, Inc., a Delaware corporation, Intermountain Renewable Power, LLC, a Delaware limited liability company ("IRP"), Raser Power Systems, LLC, a Delaware limited liability company, Western Renewable Power, LLC, a Delaware limited liability company, RT Patent Company, Inc., a Delaware corporation and Columbia Renewable Power, LLC, a Delaware limited liability company (collectively, "Raser"), hereby promises to pay to MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a Delaware corporation ("MLP"), the Shortfall (as defined in the Redemption Agreement (as defined below)), but in no event more than the principal sum of Twenty-Four Million Five Hundred Thousand Dollars ($24,500,000), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided herein; provided that if IRP has not caused the Thermo No.1 BE-01, LLC (the "Company") to distribute the Interconnection Assets (as defined in the deed of trust securing this Note) to IRP in accordance with Section 6.1(e) of the Amended and Restated Limited Liability Agreement of the Company, dated as of August 31, 2008, as amended, by the date (the "Trigger Date") which is thirty (30) days following the satisfaction of the conditions to the release of the Interconnection Assets set forth in Article XI of that certain Account and Security Agreement by and between the Company and Deutsche Bank Trust Company Americas, dated as of August 31, 2008, as amended (the "Account and Security Agreement"), then the principal amount of this Note shall be increased by One Hundred Thousand Dollars ($100,000) for each month following the Trigger Date (or portion of a month on a pro rated basis based on the number of days in such month) during which the Company holds title to the Interconnection Assets.

     This Note is the Raser Note referenced in that certain Membership Interest Redemption Agreement dated as of December 4, 2009 as amended by that certain First Amendment to Redemption Agreement dated as of February 16, 2010 (as amended, supplemented or otherwise modified in accordance with the terms thereof and in effect from time to time, the "Redemption Agreement") among Raser, the Company, MLP, and IRP and evidences the amount owing by Raser on the date hereof under the Raser Guaranty as the result of any shortfall in the Redemption Consideration paid by the Company to MLP under the Redemption Agreement. This Note amends in its entirety and replaces that certain Promissory Note made by Raser in favor of MLP dated February 16. 2010. Capitalized terms used but not defined in this Note have the respective meanings assigned to them in the Redemption Agreement.

     Raser has caused IRP to instruct and will cause the Company to pay to MLP all amounts to be distributed (or paid pursuant to Section 3.2.1.5 of the Account and Security Agreement) to IRP (as the Class B Investor) or a transferee or an Affiliate of IRP (pursuant to instructions from IRP or the transferee or Affiliate described above) to be applied against the outstanding principal and accrued but unpaid interest under this Note, and Raser will cause IRP and its Affiliates to instruct the Company and the Collateral Agent accordingly on the Effective Date of the Redemption Agreement or any later date on which a payment would be made to a transferee or

Affiliate of IRP for whom such instruction was not previously made. If, notwithstanding such instruction, IRP or the transferee or Affiliate described in the preceding sentence receives any distribution from the Company while any principal or unpaid interest remains outstanding hereunder, IRP or such transferee or Affiliate will pay the same amount to MLP, to be applied to reduce such outstanding principal and unpaid interest within three (3) Business Days of receipt of such distribution by IRP or such transferee or Affiliate. All amounts paid to MLP hereunder shall be applied first to the payment of accrued but unpaid interest and then to principal. This Note shall mature, and all amounts unpaid and outstanding hereunder shall be due and payable in full, on the date which is June 30, 2011 (provided that if such date is not a Business Day, payment hereunder will be due and payable on the first Business Day immediately following such date).

     Principal amounts and unpaid interest outstanding under this Note shall bear interest at a rate of (i) fifteen percent (15%) per annum from the date hereof through December30, 2010, and eighteen percent (18%) per annum from December 31, 2010 through June 30, 2011 or until paid in full.

     The amounts due hereunder may be prepaid by Raser at any time. The Company hereby waives notice of presentment, demand, protest or notice of any other kind hereunder.

     The following shall be events of default under this note: (i) failure to pay any amounts due and payable under this Note on the date such payment is due; (ii) a breach of Section 2.5 of the Redemption Agreement by Raser or any of its Affiliates or (iii) a failure by IRP or the Company, as applicable, to (a) take all steps that either is legally entitled to take and that are reasonably necessary to cause the Collateral Agent to release the collateral and to cause the Company to transfer such collateral to IRP as described in Section 2.2.2 of the Redemption Agreement, or (b) cause such collateral to become subject to the Lien under the DTSA as soon as practicable, but in no event later than ten Business Days following the satisfaction of the relevant release conditions contained in Article XI of the Account and Security Agreement, in each case as required under Section 2.2.2 of the Redemption Agreement. Upon the occurrence of an event of default, MLP shall have the right, by written notice to Raser at the address for Raser given in the Redemption Agreement, to declare all principal and accrued but unpaid interest under this Note immediately due and payable, and to exercise any and all remedies provided in any deed of trust or other security agreement providing collateral security for this Note, and to take any other actions at law or in equity that MLP may be entitled to take with respect to this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

RASER TECHNOLOGIES, INC. a Delaware corporation

By: /s/ Richard D. Clayton Name: Richard D. Clayton

Title: Executive Vice President and General Counsel

INTERMOUNTAIN RENEWABLE POWER, LLC, a Delaware limited liability company

By: /s/ Richard D. Clayton
Name: Richard D. Clayton
Title: Member

RASER POWER SYSTEMS, LLC
a Delaware limited liability company

By: /s/ Richard D. Clayton
Name: Richard D. Clayton
Title: Member

WESTERN RENEWABLE POWER, LLC,
a Delaware limited liability company

By: /s/ Richard D. Clayton
Name: Richard D. Clayton
Title: Member

RT PATENT COMPANY, INC.,
a Delaware corporation

By: /s/ Richard D. Clayton
Name: Richard D. Clayton
Title: Member

COLUMBIA RENEWABLE POWER, LLC.
a Delaware limited liability company

By: /s/ Richard D. Clayton
Name: Richard D. Clayton
Title: Member